Exhibit 10(b)
                       Form of Change in Control Agreement
                                  Applicable to
   David B. Baker, Larry E. Holdren, Carol A. Schneeberger and John W. Conlon

                              PEOPLES BANCORP INC.
                           CHANGE IN CONTROL AGREEMENT

       THIS CHANGE IN CONTROL (the "Agreement") is adopted this 11th day of August, 2004, by and between PEOPLES BANCORP INC., a financial holding company, located in Marietta, Ohio (the "Company"), and (named executive) (the "Executive"), an Executive of the Company or any of its subsidiaries.

         The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company to retain the Executive's services and to reinforce and encourage the continued attention and dedication of the Executive to his assigned duties, without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company or the assertion of claims and actions against Executives.

       The Company and the Executive agree as provided herein.



                                    Article 1
                                   Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1 "Base Annual Compensation" means the Executive's average annualized compensation paid by the Company which was includible in the Executive's gross income during the most recent five taxable years ending before the date of the Change of Control. The definition covers amounts includible in compensation, prior to any deferred arrangements, and defined as the individual's "base amount" under Section 280G of the Code.

1.2       "Cause" means

     (a)  Gross negligence or gross neglect of duties; or

     (b) Commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Executive's employment with the Company; or

     (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment; or

     (d) Issuance of an order for removal of the Executive by the Company's banks regulators.

1.3      "Change in Control" shall mean:

     (a) Any person or entity or group of affiliated persons or entities (other than the Company) becomes a beneficial owner, directly or indirectly, of 25% or more of the Company's voting securities or all or substantially all of the assets of the Company;

     (b) The Company enters into a definitive agreement which contemplates the merger, consolidation or combination of the Company with an unaffiliated entity in which either or both of the following is to occur: (i) the Board of Directors of the Company, as applicable, immediately prior to such merger, consolidation or combination will constitute less than a majority of the board of directors of the surviving, new or combined entity; or (ii) less than 75% of the outstanding voting securities of the surviving, new or combined entity will be beneficially owned by the stock holders of the Company immediately prior to such merger, consolidation or combination; provided, however, that if any definitive agreement to merge, consolidate or combine is terminated without consummation of the transaction, then no Change in Control shall be deemed to have occurred pursuant to this paragraph;

     (c) The Company enters into a definitive agreement which contemplates the transfer of all or substantially all of the Company's assets, other than to a wholly-owned Subsidiary of the Company; provided, however, that if any definitive agreement to transfer assets is terminated without consummation of the transfer, then no Change in Control shall be deemed to have occurred pursuant to this paragraph; or

     (d) A majority of the members of the Board of Directors of the Company shall be persons who: (i) were not members of such Board on the date of this Agreement ("current members"); and (ii) were not nominated by a vote of such Board which included the affirmative vote of a majority of the current members on such Board at the time of their nomination ("future designees") and (iii) were not nominated by a vote of such Board which included the affirmative vote of a majority of the current members and future designees, taken as a group, on such Board at the time of their nomination.


1.4      "Code" means the Internal Revenue Code of 1986, as amended.

1.5 "Disability" means the Executive's suffering a sickness, accident or injury which has been determined by the insurance carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Plan Administrator of the insurance carrier's or Social Security Administration's determination upon the request of the Plan Administrator.

1.6 "Good Reason" means, without the Executive's express written consent, after written notice to the Board, and after a thirty (30) day opportunity for the Board to cure, the continuing occurrence of any of the following events:

     (a) The assignment to the Executive of any material duties or responsibilities inconsistent with the Executive's positions, or a change in the Executive's reporting responsibilities, titles, or offices, or any removal of the Executive from or any failure to re-elect the Executive to any of such positions, except in connection with the termination of the Executive's employment for Cause, Disability, retirement, or as a result of the Executive's death;

     (b)  A reduction by the Company in the Executive's base salary;

     (c) The taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any benefit plans, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is then entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof;

     (d) Any failure of the Company to obtain the assumption of, or the agreement to perform, this Agreement by any successor as contemplated in Section 3.9 hereof; or

     (e) The Company directing the Executive to be reassigned to an office location 50 miles or more form the current office location of the Executive except for required travel on Company business to an extent substantially consistent with the Executive's present business travel obligations or, in the event the Executive consents to any relocation, the failure by the Company to pay (or reimburse the Executive) for all reasonable moving expenses incurred by the Executive relating to a change of the Executive's principal residence in connection with such relocation and to indemnify the Executive against any loss realized on the sale of the Executive's principal residence in connection with any such change of residence.

1.7 "Termination Date" shall mean the date on which the Executive's employment with the Company is terminated.


                                    Article 2
                           Change in Control Benefits

2.1 Change in Control Benefit. If within the six (6) months prior or twenty-four (24) months following a Change in Control of the Company, the Company shall terminate the Executive's employment other than for Cause, or if the Executive shall terminate his employment for Good Reason, then in any such events, the Company shall pay to the Executive a benefit under this Article.

2.1.1 Amount of Benefit. The benefit under this Section 2.1 is: two (2) times the Executive's Base Annual Compensation at the date of the Change of Control.

2.1.2 Payment of Benefit. The Company shall pay the benefit to the Executive in a lump sum within thirty (30) days following the Termination Date.

2.1.3 Insurance Benefits. During the period of time specified in Section 3.2 of this Agreement, the Executive shall receive, in addition to the benefit provided in Section 2.1.1 of this Agreement, life, medical and dental insurance substantially in the form and expense to the Executive as received by the Executive on the Termination Date. It is understood and agreed that any rights and privileges of the Executive provided by the Consolidated Omnibus Budget Reconciliation Act of 1986, amending the Employee Retirement Income Security Act, the Internal Revenue Code and the Public Health Services Act, as amended, shall begin at the end of the period of time specified in Section 3.2 of this Agreement.

2.2 Excess Parachute Payment. Notwithstanding anything to the contrary in this Agreement, if there are payments to the Executive which constitute "parachute payments," as defined in Section 280G of the Code, then the payments made to the Executive shall be the greater of (x) one dollar ($1.00) less than the amount which would cause the payments to the Executive (including payments to the Executive which are not included in this Agreement) to be subject to the excise tax imposed by Section 4999 of the Code, and (y) any payments to the Executive contingent upon the Company's Change in Control (including payments to the Executive which are not included in the Agreement) less any excise tax.

                                    Article 3
                                  Miscellaneous

3.1 Confidential Information. The Executive recognizes and acknowledges that he will have access to certain information of the Company and that such information is confidential and constitutes valuable, special and unique property of the Company. The Executive shall not at any time, either during or subsequent to the term of this Agreement, disclose to others, use, copy or permit to be copied, except as directed by law or in pursuance of the Executive's duties for or on behalf of the Company, its successors, assigns or nominees, any Confidential Information of the Company (regardless of whether developed by the Executive), without the prior written consent of the Company. The term "Confidential Information" with respect to any person means any secret or confidential information or know-how and shall include, but shall not be limited to, the plans, customers, costs, prices, uses, and applications of products and services, results of investigations, studies owned or used by such person, and all products, processes, compositions, computer programs, and servicing, marketing or operational methods and techniques at any time used, developed, investigated, made or sold by such person, before or during the term of this Agreement, that are not readily available to the public or that are maintained as confidential by such person. The Executive shall maintain in confidence any Confidential Information of third parties received as a result of the Executive's employment with the Company in accordance with the Company's obligations to such third parties and the policies established by the Company.

3.2 No Competition. If within the six (6) months prior or twenty-four (24) months following a Change in Control of the Company, the Company shall terminate the Executive's employment other than for Cause, or if the Executive shall terminate his employment for Good Reason, then and for a period of one (1) year immediately following the Termination Date, the Executive shall not directly or indirectly engage in the business of banking, or any other business in which the Company directly or indirectly engages during the term of the Agreement; provided, however, that this restriction shall apply only to the geographic market of the Company as delineated on the Termination Date in the Community Reinvestment Act Statement of Peoples Bank, National Association. The Executive shall be deemed to engage in a business if he directly or indirectly, engages or invests in, owns, manages, operates, controls or participates in the ownership, management, operation or control of, is employed by, associated or in any manner connected with, or renders services or advice to, any business engaged in banking, provided, however, that the Executive may invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if two conditions are met: (a) such securities are listed on any national or regional securities (exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934) and (b) the Executive does not beneficially own (as defined Rule 1 3d-3 promulgated under the Securities Exchange Act of 1934) in excess of 1% of the outstanding capital stock of such enterprise.

3.3 Delivery of Documents Upon Termination. The Executive shall deliver to the Company or its designee at the termination of the Executive's employment all correspondence, memoranda, notes, records, drawings, sketches, plans, customer lists, product compositions, and other documents and all copies thereof, made, composed or received by the Executive, solely or jointly with others, that are in the Executive's possession, custody, or control at termination and that are related in any manner to the past, present, or anticipated business or any member of the Company.

3.4 Remedies. The Executive acknowledges that a remedy at law for any breach or attempted breach of the Executive's obligations under Sections 3.1, 3.2 and 3.3 may be inadequate, agrees that the Company may be entitled to specific performance and injunctive and other equitable remedies in case of any such breach or attempted breach and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. The Company shall have the right to offset against amounts to be paid to the Executive pursuant to the terms hereof any amounts from time to time owing by the Executive to the Company. The termination of the Agreement shall not be deemed to be a waiver by the Company of any breach by the Executive of this Agreement or any other obligation owed the Company, and notwithstanding such a termination the Executive shall be liable for all damages attributable to such a breach.


3.5 Dispute Resolution. Subject to the Company's right to seek injunctive relief in court as provided in Section 3.4 of this Agreement, any dispute, controversy or claim arising out of or in relation to or connection to this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be settled by arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

3.6 Acknowledgement of Parties. The Company and Executive understand and acknowledge that this Agreement means that neither can pursue an action against the other in a court of law regarding any employment dispute, except for claims involving workers' compensation benefits or unemployment benefits, and except as set forth elsewhere in this Agreement, in the event that either party notifies the other of its demand for arbitration under this Agreement. The Company and Executive understand and agree that this Section 3.5, concerning arbitration, shall not include any controversies or claims related to any agreements or provisions (including provisions in this Agreement) respecting confidentiality, proprietary information, non-competition, non-solicitation, trade secrets, or breaches of fiduciary obligations by the Executive, which shall not be subject to arbitration.


3.7 Right to Consult Counsel. Executive has been advised of the Executive's right to consult with an attorney prior to entering into this Agreement.

3.8 Successors of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive terminated the Executive's employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" as hereinbefore defined shall include any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 3 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

3.9 Executive's Heirs, etc. The Executive may not assign the Executive's rights or delegate the Executive's duties or obligations hereunder without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to the Executive hereunder as if he had continued to live, all such amounts, unless other provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's designee or, if there be no such designee, to the Executive's estate.

3.10 Notices. Any notice or communication required or permitted under the terms of this Agreement shall be in writing and shall be delivered personally, or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by nationally recognized overnight carrier, postage prepaid, or sent by facsimile transmission to the Company at the Company's principal office and facsimile number in Marietta, Ohio, or to the Executive at the address and facsimile number, if any, appearing on the books and records of the Company. Such notice or communication shall be deemed given (a) when delivered if personally delivered; (b) five mailing days after having been placed in the mail, if delivered by registered or certified mail; (c) the business day after having been placed with a nationally recognized overnight carrier, if delivered by nationally recognized overnight carrier, and (d) the business day after transmittal when transmitted with electronic confirmation of receipt, if transmitted by facsimile. Any party may change the address or facsimile number to which notices or communications are to be sent to it by giving notice of such change in the manner herein provided for giving notice. Until changed by notice, the following shall be the address and facsimile number to which notices shall be sent:

        If to the Company, to:  Charles R. Hunsaker, General Counsel
                                PEOPLES BANCORP, INC.
                                138 Putnam Street
                                Marietta, Ohio  45750
                                Fax:  (740) 376-7277

            If to the Executive, to:  (named executive)


3.11 Amendment or Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designated by the Board (which shall not include the Executive). No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party, which are not set forth expressly in this Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

3.12 Invalid Provisions. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereby agree that the portion so held invalid, unenforceable or void shall if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof. In this regard, the parties hereto hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the geographic area or any prohibited business activity from the coverage of this Agreement, and to reduce the duration of the non-compete period and to apply the provisions of this Agreement to the remaining portion of the geographic area or the remaining business activities not to be severed by such judicial authority and to the duration of the non-compete period as reduced by judicial determination

3.13 Survival of the Executive's Obligations. The Executive's obligations under this Agreement shall survive regardless of whether the Executive's employment by the Company is terminated, voluntarily or involuntarily, by the Company or the Executive, with or without Cause.

3.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

3.15 Governing Law. This Agreement and any action or proceeding related to it shall be governed by and construed under the laws of the State of Ohio.

3.16 Captions and Gender. The use of Captions and Section headings herein is for purposes of convenience only and shall not effect the interpretation or substance of any provisions contained herein. Similarly, the use of the masculine gender with respect to pronouns in this Agreement is for purposes of convenience and includes either sex who may be a signatory.


       IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Company have signed this Agreement.

EXECUTIVE:                          COMPANY:

                                    PEOPLES BANCORP INC.

/s/ (named executive)       By  /s/ Carol A. Schneeberger
---------------------               -------------------------------------------
(named executive)                   Title  Executive Vice President, Operations